                                   EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                               Percent
                                             Business and                     Owned by              State of
Subsidiary                                     Location                      Registrant           Incorporation
- ----------                                     --------                      ----------           -------------
SGI Integrated Graphic                Limited Partner                           100%                Delaware
Systems Inc.                          Wilmington, Delaware

SGI Delaware Systems Inc.             General Partner                           100%                Delaware
                                      Wilmington, Delaware

SGI Integrated Graphic                Screen printed materials,                 100%                Delaware
Systems L.P.                          and illuminated and non-                                     (Partnership)
                                      illuminated architectural
                                      graphics
                                      Houston, Texas


Greenlee Lighting Inc.                Limited Partner                           100%                Delaware
                                      Wilmington, Delaware

Greenlee Incorporated                 General Partner                           100%                Delaware
                                      Wilmington, Delaware

Greenlee Lighting L.P.                Landscape Lighting                        100%                Delaware
                                      Dallas, Texas                                                (Partnership)